UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6910 (Commission File Number)	76-6004064 (IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2010, the Trust issued a press release that the units of beneficial interest in the Trust, or Units, will be suspended from trading by the NASDAQ prior to the opening of trading on January 3, 2011. As a result, the last day that the Units will be traded on the NASDAQ will be December 31, 2010. Beginning January 3, 2011, the Units will be quoted on the OTCQB™ Marketplace.

As previously disclosed on the Form 8-K filed by the Trust on December 21, 2010, the trustees of the Trust have determined that it is in the best interest of the Trust to voluntarily delist the Units from the NASDAQ; the decision to delist voluntarily was based primarily on the Trust’s desire to conserve its cash reserves. Accordingly, the Trust will file a Form 25 with the Securities and Exchange Commission on January 3, 2011. In connection with such delisting, the NASDAQ will suspend the trading of the Units prior to the opening of trading on January 3, 2011. Following the voluntarily delisting of the Units from NASDAQ, the Trust intends to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The Trust has arranged for the Units to be quoted on the OTCQB™ Marketplace, effective January 3, 2011. The Trust has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter (“OTC”), that the Units will be immediately eligible for quotation on the OTCQB™ Marketplace on January 3, 2011.  The OTCQB™ Marketplace is a market tier for OTC-traded companies that are registered and reporting with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit  99.1     TEL Offshore Trust’s Press Release dated December 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: December 28, 2010	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	TEL Offshore Trust’s Press Release dated December 28, 2010.